                                                                    EXHIBIT 99.1




(HEALTH GRADES(TM) LOGO)


Company Contact:
Allen Dodge
HealthGrades
303-716-0041
ir@healthgrades.com


FOR IMMEDIATE RELEASE



                  HEALTH GRADES, INC. ANNOUNCES FOURTH QUARTER
                              AND YEAR-END RESULTS


LAKEWOOD, Colorado (February 12, 2004) - Health Grades, Inc. (the "Company") (OTCBB:HGRD) today announced financial results for the fourth quarter and year ended December 31, 2003.

Total revenue for the three months and year ended December 31, 2003, were approximately $2.8 million and $8.8 million, respectively. Ratings and advisory revenue for the three months ended December 31, 2003, was approximately $2.8 million, an 82% increase over ratings and advisory revenue of approximately $1.5 million in the fourth quarter of 2002. In addition, ratings and advisory revenue for the year ended December 31, 2003, was approximately $8.8 million, which represents a 73% increase over ratings and advisory revenue of approximately $5.1 million for the year ended December 31, 2002.

Net loss for the three months and year ended December 31, 2003, was approximately $46,000 or $0.00 per basic share on approximately 24.4 million weighted average shares, and $1.3 million, or $0.05 per basic share on approximately 26.7 million weighted average shares, respectively. As of December 31, 2003, cash on hand was approximately $3.6 million, an increase of 21% over cash on hand of approximately $2.9 million as of December 31, 2002. Cash bonuses of approximately $440,000 and $708,000 are reflected in the consolidated statement of operations for the three months and year ended December 31, 2003, respectively. Approximately $400,000 of these bonuses were paid in January 2004.




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In December 2003, the Company paid approximately $441,000 into an escrow account to fund the settlement of certain outstanding litigation relating to properties leased by a former affiliated practice. On or before September 30, 2004, the Company will make an additional payment of $50,000. The total settlement amount of $491,000 was recorded as an expense in its statement of operations for the quarter ended September 30, 2003.

As of December 31, 2003, the Company had 173 agreements to provide its marketing or quality assessment and improvement services to 165 hospitals. The Company signed 36 new agreements to provide services under its Distinguished Hospital Award for Clinical Excellence(TM) program in 2003, the inaugural year for the award. Through various employee benefit companies, corporations and health plans, (including Hewitt, Blue Cross and Blue Shield of Minnesota, Tyco, etc.) HealthGrades' information is now accessible to millions of individuals.

Kerry Hicks, President and Chief Executive Officer of Health Grades, Inc. stated, "2003 was a defining year for HealthGrades. The market for quality and performance ratings in healthcare gained traction as evidenced by the recent study, conducted by Opinion Research Corporation, showing that forty percent of consumers consider a hospital's quality ratings in making their hospital choice. The success of our advisory service products and the impact on consumer directed healthcare has highlighted the importance and need for our offerings."



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                      HEALTH GRADES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                          Three Months Ended                 Year Ended
                                                             December 31,                    December 31,
                                                     ----------------------------    ----------------------------
                                                         2003            2002            2003            2002
                                                     ------------    ------------    ------------    ------------
Revenues:
    Ratings and advisory .........................   $  2,767,208    $  1,523,483    $  8,803,929    $  5,091,891
    Physician practice service fees ..............             --              --              --         195,492
    Other ........................................             32          16,841           1,551          20,000
                                                     ------------    ------------    ------------    ------------
Total revenue ....................................      2,767,240       1,540,324       8,805,480       5,307,383

Expenses:
    Cost of ratings and advisory revenue .........        548,414         370,631       1,963,949       1,468,097
    Cost of physician practice service fees ......             --          39,184              --          91,051
                                                     ------------    ------------    ------------    ------------
Gross margin .....................................      2,218,826       1,130,509       6,841,531       3,748,235

Operating expenses:
    Sales and marketing ..........................      1,051,208         508,901       3,357,874       2,074,425
    Product development ..........................        436,503         371,308       1,433,965       1,321,511
    Litigation settlement (1) ....................             --              --         491,000              --
    General and administrative ...................        777,422         568,817       2,834,542       2,122,854
                                                     ------------    ------------    ------------    ------------
Loss from operations .............................        (46,307)       (318,517)     (1,275,850)     (1,770,555)

Other:
    Gain on sale of assets and other .............             --             100              75         147,768
    Interest income ..............................          1,792           3,167           7,393          14,009
    Interest expense .............................         (1,777)             --         (15,305)             --
                                                     ------------    ------------    ------------    ------------
Loss before income taxes and
 cumulative effect of a change in
 accounting principle ............................        (46,292)       (315,250)     (1,283,687)     (1,608,778)
Income tax benefit (2) ...........................             --              --              --       1,046,296
                                                     ------------    ------------    ------------    ------------
Loss before cumulative effect of a
  change in accounting principle .................        (46,292)       (315,250)     (1,283,687)       (562,482)
                                                     ------------    ------------    ------------    ------------
Cumulative effect of a change in
  accounting principle (3) .......................             --              --              --      (1,088,311)
                                                     ------------    ------------    ------------    ------------
Net loss .........................................   $    (46,292)   $   (315,250)   $ (1,283,687)   $ (1,650,793)
                                                     ============    ============    ============    ============

Net loss per common share (basic and diluted):
  Loss before cumulative effect of a change
    in accounting principle ......................   $         --    $      (0.01)   $      (0.05)   $      (0.02)
                                                     ------------    ------------    ------------    ------------
  Cumulative effect of a change in
    accounting principle (3) .....................             --              --              --           (0.03)
                                                     ------------    ------------    ------------    ------------
  Net loss per common share (basic and
    diluted) .....................................   $         --    $      (0.01)   $      (0.05)   $      (0.05)
                                                     ============    ============    ============    ============

Weighted average shares outstanding
    (basic and diluted) ..........................     24,431,077      36,406,731      26,679,467      36,189,748
                                                     ============    ============    ============    ============

(1)  -   Charge for a litigation settlement with SPF-II.

(2)  -   Includes the income tax benefit recorded in the quarter ended March 31,
         2002 related to the carryback of the Company's 2001 tax loss to reduce taxable income in 1997 made possible by the Job Creation and Worker Assistance Act of 2002.

(3)  -   Charge recorded in connection with the Company's impairment test completed during the quarter ended June 30, 2002 in accordance with the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

About Health Grades, Inc.

Health Grades, Inc., http://www.healthgrades.com, is a healthcare quality ratings, information and advisory services company. Our clients include healthcare providers, employers, health plans, insurance companies and consumers.